Exhibit 99.1

      Sonus Networks Appoints Controller and Principal Accounting Officer

    CHELMSFORD, Mass.--(BUSINESS WIRE)--Aug. 15, 2005--Sonus Networks (Nasdaq: SONS), a leading supplier of service provider voice over IP
(VoIP) infrastructure solutions, today announced that Paul McDermott has been appointed vice president of finance, corporate controller and principal accounting officer. In this role, McDermott will direct the Company's worldwide finance organization.
    "Paul brings to Sonus a broad range of experience having led the financial operations of several technology companies," said Ellen Richstone, chief financial officer, Sonus Networks. "He has the right mix of finance and accounting experience to help drive the next phase of Sonus' global growth. I look forward to Paul's contributions as we all work toward extending Sonus' leadership position."
    McDermott has over 20 years of experience and a successful background leading the finance operations of several high-technology companies. Prior to joining Sonus, he was the chief financial officer
(CFO), treasurer and secretary at Network Intelligence Corporation, a provider of appliance-based security event management products. Previous to Network Intelligence Corporation, McDermott served as the CFO of Firepond where he led the successful initial public offering of the company. He has also held executive finance positions with Serviceware Technologies, and Legent Corporation (acquired by Computer Associates).
    "Sonus has established a preeminent position in the rapidly growing VoIP market," commented McDermott. "I look forward to working with the great team that Sonus has assembled, and contributing to the Company's efforts to expand its global market leadership in such an important and dynamic industry."

    About Sonus Networks

    Sonus Networks, Inc. is a leading provider of voice over IP (VoIP) infrastructure solutions for wireline and wireless service providers. With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services. Sonus' voice infrastructure solutions are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Chelmsford, Massachusetts of U.S. Additional information on Sonus is available at http://www.sonusnet.com.

    This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the "Risk Factors" section of Sonus' Annual Report on Form 10-K, dated March 15, 2005, and the "Cautionary Statements" section of Sonus' Quarterly Report on Form 10-Q, dated August 8, 2005, both filed with the SEC, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Risk factors include among others: the impact of material weaknesses in our disclosure controls and procedures and our internal control over financial reporting on our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; risks associated with our international expansion and growth; consolidation in the telecommunications industry; and potential costs resulting from pending securities litigation against the company. Any forward-looking statements represent Sonus' views only as of today and should not be relied upon as representing Sonus' views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so.

    Sonus is a registered trademark of Sonus Networks. Open Services Architecture is a trademark of Sonus Networks. All other company and product names may be trademarks of the respective companies with which they are associated.

    CONTACT: Sonus Networks, Inc.
             Investor Relations:
             Jocelyn Philbrook, 978-614-8672
             jphilbrook@sonusnet.com
             or
             Media Relations:
             Sarah McAuley, 212-699-1836
             smcauley@sonusnet.com